UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Prosperity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 18, 2017

Shareholders of Prosperity Bancshares, Inc.:

The 2017 Annual Meeting of Shareholders (the “Meeting”) of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 18, 2017, beginning at 10:00 a.m. (local time), for the following purposes:

1.

To elect three directors of Class I to serve on the Board of Directors of the Company until the Company's 2020 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017;
3.	To conduct an advisory (non-binding) vote regarding the compensation of the Company's named executive officers (“Say-On-Pay”); and
4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on February 24, 2017 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof.  A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

David Zalman

Chairman of the Board

March 14, 2017

Houston, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting.  Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope.  The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting.  If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

i

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

PROXY STATEMENT

FOR

2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 18, 2017

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” “the Company” or “Prosperity” refer to Prosperity Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Prosperity Bank (a wholly-owned subsidiary of Prosperity Bancshares, Inc.). In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of Prosperity Bancshares, Inc. common stock, par value $1.00 per share (“Common Stock”).

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2017 Annual Meeting of Shareholders of the Company to be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas, on Tuesday, April 18, 2017, beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2017 Annual Meeting of Shareholders.  This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 14, 2017.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 18, 2017

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.  You may access the following information at https://www.proxydocs.com/PB, which does not have “cookies” that identify visitors to the site:

•	Notice of 2017 Annual Meeting of Shareholders to be held on Tuesday, April 18, 2017;
•	Proxy Statement for 2017 Annual Meeting of Shareholders to be held on Tuesday, April 18, 2017;
•	Form of Proxy; and
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

ABOUT THE MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Meeting and provides additional information about the Company.  Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s shareholders.

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the Notice, including the following:

1.	to elect three directors to serve as Class I directors on the Board until the Company's 2020 annual meeting of shareholders;
2.	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017;
3.	to conduct an advisory (non-binding) vote regarding the compensation of the Company's named executive officers (“Say-On-Pay”); and
4.	to transact such other business as may properly come before the Meeting or any adjournment thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the Meeting is the close of business on February 24, 2017 (the “Record Date”). The Record Date is established by the Board as required by Texas law. On the Record Date, 69,478,062 shares of Common Stock were outstanding.

Who is entitled to vote at the Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Meeting.

What are the voting rights of the shareholders?

Each holder of Common Stock is entitled to one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Meeting. The Company’s articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business.  At any meeting of the Company’s shareholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Investor Services, Inc., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by Computershare at the Company’s request.  On the Record Date, the Company had 3,284 holders of record.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares only with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Item 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the Company’s Board (Item 1) or with respect to the advisory, non-binding vote regarding the Say-On-Pay resolution (Item 3).

How do I vote my shares?

If you are a record holder, you may vote your Common Stock at the Meeting in person or by proxy. To vote in person, you must attend the Meeting and obtain and submit a ballot. The ballot will be provided at the Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your Common Stock at the Meeting in accordance with your instructions. The Board has appointed David Zalman and H.E. Timanus, Jr. to serve as the proxies for the Meeting.

If you are a record holder, your proxy card will be valid only if you sign, date and return it before the Meeting. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Meeting, but if any other matters properly come before the Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP (Item 2). Alternatively, if you want to vote your shares in person at the Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Meeting, you will not be able to vote your nominee-held shares in person at the Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting.

If you hold your shares in “street name,” you may vote your shares at the Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 3—FOR the advisory, non-binding Say-On-Pay resolution.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 3—FOR the advisory, non-binding Say-On-Pay resolution.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of Deloitte & Touche LLP (Item 2).

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted at the Meeting by any of the following means:

•	attending the Meeting and voting your shares by ballot;
•	Please note that your attendance at the Meeting will not, by itself, revoke a proxy; you must also vote your shares by ballot at the Meeting.

•	completing and submitting to the Secretary of the Company a new valid proxy bearing a later date; or
•

delivering written notice of revocation to the Company addressed to denise Urbanovsky, Secretary, at the Company’s address below, which notice must be received before 5:00 p.m., Houston Time on April 17, 2017.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attention: denise Urbanovsky, Secretary.

If you are a “street name” holder, contact your bank, broker or other nominee so that they can provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to elect each director nominee?

Assuming the presence of a quorum, the three director nominees who receive the most votes from the holders of the shares of our Common Stock for their election will be elected — i.e., the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Meeting is required for the election of the director nominees (Item 1).

However, in an uncontested election, any nominee for election who receives a greater number of “withhold” votes than votes “for” election will promptly tender to the Board his or her offer of resignation. If such an event were to occur, the Nominating and Corporate Governance Committee of the Board will consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation offer based on all factors it deems relevant. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

What percentage of the vote is required to approve the other proposals?

The ratification of Deloitte & Touche LLP’s appointment as the Company’s independent registered public accounting firm (Item 2) and approval of the advisory, non-binding resolution on Say-On-Pay (Item 3) will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters.  A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares.  The only routine matter to be presented at the Meeting is the ratification of the appointment of the independent registered public accounting firm (Item 2).  If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting.  Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the Say-On-Pay vote.  Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.  The advisory, non-binding vote on the Say-On-Pay resolution is considered a non-routine matter and, as such, broker non-votes will be deemed shares not present to vote on this matter, will not count as votes for or against this proposal and will not be included in calculating the number of votes necessary for approval of such matter.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.  This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company.  The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Are there any other matters to be acted upon at the Meeting?

Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”).  If other matters requiring a vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attn: denise Urbanovsky or call (281) 269-7199 and ask for denise Urbanovsky.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The size of the Board is currently set at twelve members, with eleven directors presently serving and one vacant position.  In accordance with the Company's Bylaws, members of the Board are divided into three classes, Class I, Class II and Class III.  The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election.  The term of office of the current Class I directors expires at the Meeting.  The terms of the Class II and Class III directors expire at the annual meeting of shareholders in 2018 and 2019, respectively.

The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the nomination of William T. Luedke IV, Perry Mueller, Jr., D.D.S. and Harrison Stafford II to fill three of the four expiring Class I director positions.  Each nominee is currently serving as a Class I director.  The three Class I nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2020.

If the three nominees for Class I director are elected at the Meeting, the composition of the Board will be three Class I directors, four Class II directors and four Class III directors, with one vacancy in Class I.

The three Class I nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected.  However, the Company’s Bylaws provide that, in an uncontested election, any nominee for election who receives a greater number of “withhold” votes than votes “for” election will promptly tender to the Board his or her offer of resignation. If such an event were to occur, the Nominating and Corporate Governance Committee of the Board will consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation offer based on all factors it deems relevant, including the stated reasons, if any, why shareholders withheld their votes from the director, the length of service and qualifications of the director, the director’s contributions to the Company and potential adverse consequences of the resignation (such as failure to comply with New York Stock Exchange listing requirements and SEC rules and regulations). The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees.  If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board.  The Board has no reason to believe that any nominee will be unavailable to serve as a director.  All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board.  In accordance with the Company's Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the class of director in which he serves is to be elected at such annual meeting.

The biography of each of the director nominees, continuing directors and executive officers set forth below contains information regarding the person's service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Nominees for Election

The following table sets forth the name, age and position with the Company for each nominee for election as a director of the Company:

Name	Age	Position with the Company and the Bank
William T. Luedke IV	64	Class I Director of the Company
Perry Mueller, Jr., D.D.S.	83	Class I Director of the Company
Harrison Stafford II	75	Class I Director of the Company

 William T. Luedke IV.  Mr. Luedke is a partner in the financial institutions section at Bracewell LLP, where he practiced for 35 years, representing numerous financial institutions in corporate finance, mergers and acquisitions and regulatory matters. In 2014, Mr. Luedke entered the firm’s voluntary partner phase down program and is no longer active in the practice of law.  He received a Bachelor of Arts degree from Williams College and a Juris Doctor degree from Vanderbilt University School of Law.  He is a graduate of Wayland Academy, a college preparatory school in Beaver Dam, Wisconsin, and currently serves as the Chairman of its Board of Trustees.  The Company believes Mr. Luedke's qualifications to serve as a director include his many years of legal experience and service as an advisor to the Company and other financial institutions.

Perry Mueller, Jr., D.D.S.  Dr. Mueller was appointed a director of the Company in November 2001.  Dr. Mueller, a dentist, has been in private practice in Lake Jackson, Texas for over 50 years.  He completed his pre-dental education from the University of Texas and graduated with honors from the University of Texas Dental Branch in the Texas Medical Center.  He was one of the original founders of First National Bank in Lake Jackson, Texas and served as Vice Chairman of the Board of that bank from 1963 until 2002.  Dr. Mueller was a founder of the Brazosport Day Care Center, a life member of Optimist International, a past officer of the Kiwanis Club and Rotary International and has served as a dental missionary in Haiti, Africa, Mexico and South Korea.  Dr. Mueller's interest in banking goes back to his father being in the banking industry for approximately 65 years before retiring.  Dr. Mueller is the father-in-law of David Zalman.  The Company believes Dr. Mueller's qualifications to serve as a director include his many years of service and involvement with First National Bank in Lake Jackson, Texas, and the Company.

Harrison Stafford II.  Judge Stafford became a director of the Company in April 2000.  Now retired, he served as the County Judge for Jackson County, Texas, from January 1991 through December 2010.  He also served as Jackson County Auditor from 1972 to 1990.  Judge Stafford received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas.  He also holds a Master degree in Finance from the Wharton School of the University of Pennsylvania. He currently serves as Director of the Jackson County United Way, Treasurer of the Jackson County Master Gardeners Club, Treasurer of Jackson County Historical Commission, Senior Warden of Trinity Episcopal Church, Edna, Chairman of the Lavaca Regional Water Planning Group and Treasurer of the Texana Museum and Library Association.  The Company believes Judge Stafford's qualifications to serve as a director include his auditing and legal experience and his long term involvement as a director of the Company.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company's Class II and Class III directors whose terms of office do not expire at the Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and the Bank
Directors:
James A. Bouligny	81	Class II Director of the Company
W.R. Collier	78	Class II Director of the Company; Senior Chairman of West Texas Area of the Bank
Leah Henderson	50	Class III Director of the Company
Ned S. Holmes	72	Class III Director of the Company
Jack Lord	75	Class III Director of the Company
Robert Steelhammer	76	Class II Director of the Company
H.E. Timanus, Jr.	72	Class II Director and Vice Chairman of the Company; Director, Chairman of the Board and Chief Operating Officer of the Bank
David Zalman	60	Class III Director, Chairman of the Board and Chief Executive Officer of the Company; Director, Senior Chairman of the Board and Chief Executive Officer of the Bank
Executive officers who are not also directors:
Michael Epps	65	Executive Vice President of the Company; Senior Executive Vice President/Financial Operations and Administration of the Bank
Randy Hester	58	Executive Vice President of the Company; Senior Executive Vice President and Chief Lending Officer of the Bank
David Hollaway	61	Executive Vice President and Chief Financial Officer of the Company; Senior Executive Vice President and Chief Financial Officer of the Bank
Charlotte M. Rasche	52	Executive Vice President and General Counsel of the Company; Senior Executive Vice President and General Counsel of the Bank
Edward Z. Safady	59	President of the Company; Vice Chairman of the Bank

 James A. Bouligny.  Mr. Bouligny has been a director of the Company since 1991.  Mr. Bouligny was a named partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP prior to 2007 and is currently Of Counsel to the firm.  Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas.  Mr. Bouligny's civic activities include a 25-year tenure as a member of the Board of Trustees of Wharton County Junior College and an 18-year tenure as City Attorney for El Campo, Texas.  He is currently a member of the MG and Lillie Johnson Foundation and a trustee of the St. Philip Catholic School Endowment.  The Company believes Mr. Bouligny's qualifications to serve as a director include his legal background and his years of experience as a director of the Company.

W.R. Collier.  Mr. Collier joined the Company as a Class II Director and as Senior Chairman for the West Texas Area of the Bank upon completion of the merger of American State Financial Corporation into the Company on July 1, 2012. Mr. Collier began his career with American State Bank in 1959, starting as a teller and rising to become President and Chief Executive Officer in 1974 and then on to Chief Executive Officer and Chairman of American State Financial Corporation in 1988.  Mr. Collier graduated with a Bachelor of Science degree from Texas Technological College, now Texas Tech University, in 1961. He also graduated from the Southwestern Graduate School of Banking at Southern Methodist University in Dallas.  Active in the Lubbock community, Mr. Collier was a member of the Executive Committee of the Texas Tech University Foundation and served on the President’s Council of both Texas Tech University and Lubbock Christian University. He was a board member of the Independent Bankers Association of Texas and served on both the Government Relations Council and the Deposit Insurance Reform Committee of the American Bankers Association, where he is also a former State Vice President for the Texas division. The Company believes Mr. Collier’s qualifications to serve as a director include his extensive   professional experience and involvement in the banking industry, his leadership of American State and his dedication to the Lubbock community.

Leah Henderson.  Ms. Henderson became a director of the Company in April 2007 and has served as a member of the Compensation Committee since that time and was elected Chairman of the Compensation Committee in 2008.  Prior to being appointed to the Board of the Company, she served as a director of the Bank since 2002.  Prior to serving on the Board of the Bank, she was a director of Paradigm Bancorporation, Inc. and its member bank, Paradigm Bank Texas.  Ms. Henderson recently retired as Executive Vice President of Sales for PULSE, a Discover Financial Services LLC company and operator of the PULSE electronic funds network, where she had been part of the executive management team for over eight years.  Ms. Henderson received a Bachelor of Business Administration from Stephen F. Austin State University.  The Company believes Ms. Henderson's qualifications to serve as a director include her extensive experience in the financial services industry, through her service on the board of directors of Paradigm Bancorporation, Inc. and as an executive officer of PULSE.

Ned S. Holmes.  Mr. Holmes became Chairman of the Board of the Company in February 2001 and served in that capacity until April 2006.  Prior to the merger of Commercial Bancshares, Inc. into the Company, he served as Chairman of the Board of Commercial Bancshares since 1991 and as a director of Commercial Bancshares since 1979.  Mr. Holmes was born in Houston, Texas and served as the President of Commercial Bancshares from 1979 to 1986.  In 1991, Mr. Holmes was named Senior Chairman of the Board of Heritage Bank.  From 1980 through December 31, 2005, Mr. Holmes served as Chairman of the Board and President of Parkway Investments/Texas, Inc. and managed his Houston-based real estate assets, the San Diego Princess Hotel and other special real estate projects.  Mr. Holmes is affiliated with NH-5, Inc. and Ned S. Holmes Investments, Inc.  Mr. Holmes is the Chairman Emeritus of the Greater Houston Partnership.  Mr. Holmes served as a director of the Memorial Hermann Hospital System, Baylor College of Medicine, University of Texas M.D. Anderson Cancer Center, Gulf Coast Rail District, Coastal Coordination Council and Transportation Transformation Group.  He was appointed to the Texas Transportation Commission in January 2007 and served until June 2012.  Mr. Holmes currently serves on the newly reconstituted oversight committee of the Cancer Prevention and Research Institute of Texas (CPRIT).  The Company believes Mr. Holmes's qualifications to serve as a director include his many years of experience as Chairman of Prosperity Bancshares, Inc. and Commercial Bancshares, Inc., as well as his years of service in the public sector.

Jack Lord.  Mr. Lord has been a director of the Company since April 2016 and had previously served as a director of the Bank since 1995.  Mr. Lord is a retired shareholder of the Houston accounting firm of Harper & Pearson Co., PC.  Over more than forty years as a CPA, he has accumulated a wide variety of experience in several industries including oil and gas, manufacturing, retail and service.  In addition to building and managing a public accounting firm, he has held several financial and executive positions in various small businesses.  He earned a Bachelor of Arts degree with High Honors from the University of Texas at Austin and a Masters of Business Administration from Oklahoma City University, as well as the designation of Certified Public Accountant.  Mr. Lord is a member of the Texas Society of CPAs and the American Institute of CPAs.  Mr. Lord’s community service and honors include Rotary Club of Houston - Past President and Director; Greater Heights Area Chamber of Commerce - Past Director; Citizens Against Lawsuit Abuse – Trustee; “C” Club; MENSA; Harris County Department of Education – Trustee; University of Houston, Downtown - College of Business Advisory Board; and Rotary Club of Houston Foundation – Trustee.  The Company believes Mr. Lord’s qualifications to serve as a director include his wide experience in a variety of businesses, his education and training as a Certified Public Accountant and his years of banking experience as a director of the Bank.

Robert Steelhammer.  Mr. Steelhammer has been a director of the Company since its inception.  Mr. Steelhammer has been a named partner with Steelhammer & Miller, P.C. in Houston for over five years.  He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law.  He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers.  The Company believes Mr. Steelhammer's qualifications to serve as a director include his legal, financial and investing experience and role as a director of the Company from its inception.

H. E. Timanus, Jr.  Mr. Timanus has been a director of the Company and the Bank since 2001.  He has served as Chief Operating Officer of the Bank since 2001 and was named Chairman of the Board of the Bank in 2005.  Mr. Timanus became an Executive Vice President and the Chief Operating Officer of the Company in 2001 and served in that capacity until 2006 when he became Vice Chairman of the Company.  From 1986 to 2001, Mr. Timanus served as President and Chief Executive Officer of Commercial Bancshares, Inc. and from 1988 to 2001, he served as Chief Executive Officer and Chairman of Heritage Bank.  Mr. Timanus also served as a director of Financial Federal Corporation, a financial services company listed on the New York Stock Exchange until the sale of the company in 2010.  The Company believes Mr. Timanus's qualifications to serve as a director of the Company include his prior experience as President and CEO of Commercial Bancshares, Inc. and his continuing role and experience with the Company.

David Zalman.  Mr. Zalman joined the Bank as President in 1986, became Chairman of the Board and Chief Executive Officer in 2001 and Senior Chairman and Chief Executive Officer in 2005.  Mr. Zalman became a director and Vice President/Secretary of the Company in 1987, President in 2000, President and Chief Executive Officer in 2001 and Chairman of the Board and Chief Executive Officer in 2006.  From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer.  Mr. Zalman received a Bachelor of Business Administration degree from the University of Texas at Austin in 1978.  He is currently a member of the Dallas Federal Reserve Bank Board of Directors, Houston Branch.  He is a founding principal of New ICM LP, a manufacturer and distributor of children's clothing to national and international companies, and currently serves as a partner and director.  He has served as a member of the El Campo City Council and as a Trustee of the St. Philip Catholic School Endowment Fund, as well as on various other civic clubs and charitable organizations.  Mr. Zalman is the son-in-law of Perry Mueller, Jr., D.D.S.  The Company believes Mr. Zalman's qualifications to serve as a director of the Company include his years of banking experience and his proven leadership in the success of the Company.

Executive Officers of the Company

Michael Epps.  Mr. Epps joined the Bank as the Chairman of the West Texas Area upon completion of the merger of American State Financial Corporation into the Company in July 2012.  He was appointed Executive Vice President of the Company and Senior Executive Vice President/Financial Operations and Administration of the Bank in January 2014.  Mr. Epps began his career with American State Bank in 1992, starting out as Chief Financial Officer, and became President in 2011.  From 1986 to 1992, he was an auditor with KPMG LLP. Prior to that, he served as the Chief Financial Officer of Service Fracturing Co., a publicly-traded oil well service company. Mr. Epps is a Certified Public Accountant who received a Bachelor of Business Administration with an emphasis in Accounting from West Texas State University, now West Texas A&M University, in 1973.

Randy Hester.  Mr. Hester joined the Bank in 1991 as Banking Center President.  He has served as Chief Lending Officer since August 2001.  Prior to joining the Bank, Mr. Hester worked from 1978 to 1984 for Windsor Park Bank in San Antonio as a Consumer Lender.  From 1984 to 1989, he was a Commercial Lender for First National Bank in Kerrville.  From 1989 to 1990, he was a Commercial Lender for the Bank of Kerrville and from 1990 to 1991 was President and served on the board of directors for Texas Premier Bank.  Mr. Hester attended University of Texas - San Antonio.

David Hollaway.  Mr. Hollaway joined the Bank in 1992 as Senior Vice President and Chief Financial Officer and served as Treasurer of the Company from 1993 to 1999.  He was appointed Chief Financial Officer of the Company in 1998 and Executive Vice President of the Bank in 2004.  From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf Coast Consolidated Office in Houston.  From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas.  From 1981 to 1988, Mr. Hollaway was Vice President-Auditor of South Main Bank in Houston.  Mr. Hollaway is a Certified Public Accountant.

Charlotte M. Rasche.  Ms. Rasche joined the Company and the Bank as Executive Vice President in the Legal Department on March 1, 2012 and became General Counsel of the Company and the Bank on April 21, 2012.  Prior to joining the Company, Ms. Rasche was a partner with Bracewell & Giuliani LLP (now Bracewell LLP), where she had been an attorney since 1997.  While at Bracewell, Ms. Rasche focused on commercial banking regulatory and corporate matters, mergers and acquisitions, Exchange Act reporting compliance and corporate governance matters.  Prior to attending law school, Ms. Rasche was a Coordinator of Residence Life in the Department of Housing at

Texas Tech University from 1989 to 1994.  Ms. Rasche received a Bachelor of Business Administration from Stephen F. Austin State University, a Master of Science from Oklahoma State University and a Juris Doctor degree from the University of Texas at Austin.  Ms. Rasche is an attorney licensed to practice law in Texas.

Edward Z. Safady.  Mr. Safady joined the Bank in 2004 upon completion of the Bank’s acquisition of Liberty Bank, SSB, where he served as Chairman and CEO.  From August 2004 until present, he has served as Chairman of the Central Texas Area and a member of the Bank’s Board of Directors.  In May 2015, he also assumed the title of President of the Company and Vice Chairman of the Bank.  Mr. Safady received his Bachelor of Business Administration with a concentration in finance from Texas Tech University in 1978.  Upon graduation and through 1984, he was employed by the Office of the Comptroller of the Currency as a national bank examiner. Mr. Safady has previously served on the corporate boards of Hawaiian Airlines, U.S. Medical Products, Inc., and First National Bank of San Diego, CA.

Each executive officer of the Company is elected by the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board

The Board held four meetings during 2016 and took certain actions by unanimous written consent.  No director attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served.

Board Leadership Structure

The Board believes that the Company's Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company's business and industry and most capable of effectively identifying corporate priorities and leading the discussion and execution of strategic initiatives. Independent directors and management have different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategic development and execution, and facilitates information sharing between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Nominating and Corporate Governance Committee has designated a lead independent director (“Presiding Director”) to preside at the executive sessions of the Board.  The Presiding Director serves for a term of at least one year.  Currently, James A. Bouligny serves as the Presiding Director, a position he has held since January 2013.  In addition to presiding over the executive sessions, the Presiding Director is also charged with the additional responsibilities associated with his leadership of the independent directors, including providing feedback to management from the Board's executive sessions, assisting the Chief Executive Officer with setting Board meeting agendas as requested, assisting in the Board’s risk oversight and performing such other functions as may be designated from time to time by the independent directors.

Executive Sessions

From time to time at the conclusion of regular meetings of the Board, the non-employee directors of the Company hold executive sessions without the Chief Executive Officer or any other member of management present.  The independent directors of the Company also hold executive sessions from time to time without the Chief Executive Officer, any other member of management or any non-independent director present.  The Presiding Director leads all of these executive sessions.  In 2016, the independent directors held two executive sessions and the Company's non-employee directors held two executive sessions.

Oversight of Risk Management

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated certain areas of focus to its committees and has retained areas of focus for itself. The Company's Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements and succession planning. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with management, including the composition and independence of the Board. The Risk Committee is responsible for assisting the Board with its oversight of the Company’s risk appetite, enterprise-wide risk management, compliance framework and the governance structure supporting the compliance framework. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  The Board as a whole regularly reviews information regarding the Company's asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each.  Throughout the year, senior management reports to the Board the risks that may be material to the Company. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While recognizing that the risks the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach provides the Board with the proper foundation and oversight perspective with respect to management for the Company.

Committees of the Board

The Company's Board has four committees, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee, each of which is described below.

Audit Committee.  The primary purpose of the Audit Committee, which also serves as the audit committee of the Bank, is to provide independent and objective oversight with respect to the integrity of the Company's financial statements, reports and other financial information provided to shareholders and others; the Company's internal controls; the independent registered public accounting firm, including its qualifications and independence; the Company's compliance with legal and regulatory requirements; and the performance of the Company's audit, accounting and financial reporting processes generally.  The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and its reports and reviews the activities and actions of the Bank's internal auditors.  In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company's quarterly financial results and financial statements prior to the filing of the Company's Quarterly Reports on Form 10-Q and the Annual Report on Form 10‑K.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets regularly with the Company's Chief Financial Officer, director of internal audit, General Counsel, independent registered public accounting firm and management. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation, accounting changes that could affect the Company's financial statements and proposed audit adjustments, if any.

The Audit Committee consists of Harrison Stafford II (Chairman), Ned S. Holmes and Jack Lord, each of whom the Board has determined to be an independent director of the Company as defined in the listing standards of the New York Stock Exchange and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has also determined that each of Ned S. Holmes, Jack Lord and Harrison Stafford II has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.  The Audit Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com.  The charter may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Audit Committee held four in-person and seven telephonic meetings during 2016.

Compensation Committee.  The Compensation Committee is responsible for discharging the responsibilities of the Board relating to the compensation of the Company's Chairman of the Board and Chief Executive Officer, directors and other executive officers. The Compensation Committee also monitors succession planning, administers the Company's incentive compensation and equity-based plans and makes recommendations to the Board as to option and stock grants to the employees and directors of the Company and Bank pursuant to such plans.

The Compensation Committee is responsible for risks relating to employment policies and the Company's compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made.

The Compensation Committee currently consists of Leah Henderson (Chairman), Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards.  The Compensation Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com.  The charter may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Compensation Committee held two meetings during 2016 to review compensation and employee benefit matters.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;
•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;
•	establishing criteria for selecting new directors; and
•	reviewing the backgrounds and qualifications of possible candidates for director positions.

In addition, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the function and needs of the Board, including:

•	reviewing and recommending policies applicable to the Board;
•	regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;
•	administering and overseeing compliance with the Company's Code of Ethics;
•	reviewing the responsibilities, size and composition of key Board committees and making recommendations to the Board; and
•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

The Nominating and Corporate Governance Committee is also responsible for oversight of risks relating to the independence of the Board and potential conflicts of interest, shareholder responses to the Company's business practices and employee and investor responses to the Company's human resources practices. To satisfy these oversight responsibilities, the Nominating and Corporate Governance Committee receives regular reports from officers of the Company responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels, the employee climate and risk management activities that could affect Company operations. The Nominating and Corporate Governance Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities.

The members of the Nominating and Corporate Governance Committee currently include William T. Luedke IV (Chairman), James A. Bouligny and Robert Steelhammer, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards.  The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available electronically on the

Company's website at www.prosperitybankusa.com.  The charter and the Company’s Corporate Governance Guidelines may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Nominating and Corporate Governance Committee held two meetings in 2016.

Risk Committee.  The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the level and type of risk the Company is able and willing to assume in its business activities, given its business objectives and obligations to shareholders of the Company.  The Risk Committee is responsible for aiding the Board in assessing enterprise wide risk management and compliance framework and the governance structure that supports it.  The Risk Committee, in conjunction with management of the Bank, is responsible for appointing a risk committee at the Bank to meet regularly and report its findings to the Company’s Risk Committee quarterly.

The Risk Committee currently consists of Robert Steelhammer (Chairman), James A. Bouligny, Leah Henderson and William T. Luedke IV, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards.  The Risk Committee operates pursuant to a written charter, which is available electronically on the Company's website at www.prosperitybankusa.com.  The charter may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.  The Risk Committee held four meetings during 2016.

Director Nominations Process

The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board.  The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board and meet the criteria for nominees considered by the committee. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of its resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees.

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Nominating and Corporate Governance Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, size of the Board and regulatory disclosure obligations.  The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Nominating and Corporate Governance Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the existing director's Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board.  The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.

Identification.  For purposes of identifying nominees for the Board, the Nominating and Corporate Governance Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank's local communities.  The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”  The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above.  In addition, for any new director nominee, the Nominating and Corporate Governance Committee will conduct a check of the individual's background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may recommend to the Nominating and Corporate Governance Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company's Bylaws.  Currently, for a director nomination to be timely, a shareholder's notice to the Company must be received at the Company's offices not less than 120 days in advance of the first anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.  To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company's main office:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
•

A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•

Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

If the Nominating and Corporate Governance Committee receives a director recommendation from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company's outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Nominating and Corporate Governance Committee chose to nominate the candidate, as well as certain other information.

Communications with Directors

The Board will give appropriate attention to written communications received from shareholders and other interested parties and will respond if and as appropriate.  Shareholders or other interested parties can contact the Presiding Director, any director or any committee of the Board by writing to them in care of Corporate Secretary, Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.  Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Nominating and Corporate Governance Committee.

Director Attendance at Annual Meeting

The Board encourages directors to attend the annual meeting of shareholders. All eleven of the Company's directors attended the Company's 2016 annual meeting of shareholders held on April 19, 2016.

Code of Ethics

The Company's Board has adopted a Code of Ethics that applies to all directors, officers and associates, including the Company's Chairman of the Board and Chief Executive Officer and senior financial officers.  The Code of Ethics is available electronically on the Company's website at www.prosperitybankusa.com.  The Code of Ethics may be accessed from the Company’s home page by clicking the “Investor Relations” tab and then selecting “Corporate Governance” from the drop-down menu.

Director Independence

During its review of director independence, the Company’s Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including any that are reported under “Certain Relationships and Related Party Transactions” below.  The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company's senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors are independent under the listing standards of the New York Stock Exchange:  James A. Bouligny, Leah Henderson, Ned S. Holmes, Jack Lord, William T. Luedke IV, Harrison Stafford II and Robert Steelhammer.  When determining whether William T. Luedke IV is independent under the applicable standards, the Board considered Mr. Luedke’s history of providing legal advice to the Company and his decision to no longer actively practice law.

DIRECTOR COMPENSATION

For 2016, directors of the Company received a fee of $2,950 for each meeting of the Company's Board attended and a fee of $600 for each committee meeting attended, except the Chairman of the Audit Committee and the Chairman of the Risk Committee, who each received $1,250 for each committee meeting chaired through April 19, 2016 and $1,500 for each committee meeting chaired thereafter, and the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Compensation Committee, who each received $1,000 for each committee meeting chaired.  In December 2016, the Compensation Committee recommended, and the Board approved, a one-time cash bonus of $2,500 for each non-employee director of the Company and a one-time cash bonus of $1,300 for each non-employee director of the Bank.  For 2016, directors of the Bank received a fee of $1,300 for each meeting of the Bank's Board of Directors attended and a $400 fee for each committee meeting attended, but only if the committee meeting was held on a different date from the Board meeting.  For the year ended December 31, 2016, none of the non-employee directors received compensation in the form of perquisites or other personal benefits valued at $10,000 or more.

In addition to the director fees listed above, the Compensation Committee recommended, and the Board approved, an award of 1,000 shares of restricted stock to each non-employee director of the Company.  The restricted stock awards were granted on April 19, 2016 pursuant to the Company's 2012 Stock Incentive Plan.  The forfeiture restrictions with respect to the restricted stock awards will lapse on April 1, 2017.

Messrs. Timanus and Zalman, who serve as directors of both the Company and the Bank, and Mr. Safady, who serves as a director of the Bank, are employed by the Company and any compensation for their service on the Board of Directors of the Company or the Bank is included in the Summary Compensation Table on page 25.  Mr. Collier, who serves as a director of the Company, is employed by the Bank but is not a named executive officer.  His compensation from the Bank is included in the “Fees Earned or Paid in Cash” column in the table below.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2016.  The director compensation received by named executive officers of the Company who also serve as directors is listed in the Summary Compensation Table included later in this Proxy Statement.

Director Compensation for the Fiscal Year Ended December 31, 2016

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
James A. Bouligny	$17,500	(2)	$50,730	—		$68,230
W.R. Collier	131,800	(3)	—	$340,505	(4)	472,305
William H. Fagan, M.D.(5)	—		—	—		—
Leah Henderson	17,100	(2)	50,730	—		67,830
Ned S. Holmes	15,500	(2)	50,730	—		66,230
Jack Lord	16,100	(2)	50,730	—		66,830
William T. Luedke IV	17,900	(2)	50,730	—		68,630
Perry Mueller, Jr., D.D.S.	14,300	(2)	50,730	—		65,030
Harrison Stafford II	17,700	(2)	50,730	—		68,430
Robert Steelhammer	21,850	(2)	50,730	—		72,580

(1)

Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2012 Stock Incentive Plan in the fiscal year ended December 31, 2016, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).

(2)	Includes a cash bonus of $2,500.
(3)	Consists of $11,800 in fees paid for service as a director of the Company and $120,000 received as salary.
(4)

The amount represents (a) the aggregate incremental cost to the Company of all perquisites and personal benefits provided to Mr. Collier, which includes club membership dues of $7,620, Company matching contributions under the 401(k) Plan of $9,000, personal use of an automobile of $2,375 and an allowance of $354 for premiums paid on a long-term disability insurance policy plus (b) $321,156 received pursuant to a deferred compensation agreement assumed by the Company in connection with the acquisition of American State Financial Corporation.

(5)	Dr. Fagan resigned from the Board effective January 13, 2016.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Executive Summary

The Company seeks to align closely the interests of its named executive officers with the interests of its shareholders.  The Company’s compensation programs are designed to reward the named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of maximizing shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  Each named executive officer’s total compensation consists of a mix of base salary, annual incentive awards consisting of cash and performance-based short-term equity awards, long-term equity incentive awards and discretionary cash bonuses, although not every component may be awarded in a given year.

Despite being subject to additional governmental regulations, such as the Dodd-Frank Act and the Durbin Amendment, and increased competition, the Company’s overall financial performance in 2016 remained strong.  That financial performance, along with the individual performances of the named executive officers, served as key factors in determining the compensation for 2016, including as follows:

•

Total return, earnings per share, return on average equity, net charge-offs (asset quality), dividend payments and the efficiency ratio are the key metrics for the annual incentive bonus program.  These metrics provide for a balanced approach to measuring annual Company performance.

•

The annual incentive bonus program is based on the Company’s performance, while the long-term equity incentive awards and discretionary cash bonus awards are based on a combination of Company and individual performance.

•	A portion of the payment under the annual incentive bonus program is made through a grant of restricted stock, the value of which is closely linked to the Company’s total shareholder return.

The Company encourages you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of the Company’s executive compensation program.

Overview of Compensation Program

The Compensation Committee of the Board is responsible for discharging the responsibilities of the Board relating to the compensation of the Company's Chairman of the Board and Chief Executive Officer, directors and other executive officers. Leah Henderson, Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director, as defined in the New York Stock Exchange listing standards, serve on the Compensation Committee.  In addition, the Compensation Committee and the Board have reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

This discussion and analysis describes the components of the Company's compensation program for its named executive officers and describes the basis on which the 2016 compensation determinations were made by the Compensation Committee with respect to the named executive officers of the Company.  The Compensation Committee did not hire a compensation consultant in 2016 in connection with its review of executive compensation or to provide any other services.

At the Company’s 2016 annual meeting, the advisory Say-on-Pay vote regarding the Company’s compensation of its named executive officers received approval from holders of shares reflecting over 96% of the votes cast. Although the vote was non-binding, the Board and the Compensation Committee did review and consider the overwhelmingly supportive voting results when making decisions regarding the Company’s executive compensation program.

Role of Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the Company’s executive officers, including the named executive officers.  The Chairman of the Board and Chief Executive Officer provides input regarding the performance of the other named executive officers and makes recommendations for compensation amounts payable to the other named executive officers.  The Compensation Committee evaluates the Chairman of the Board and Chief Executive Officer's performance in light of the Company's goals and objectives relevant to his compensation and, either as a committee or together with the other independent directors of the Company, determines and approves the Chairman of the Board and Chief Executive Officer's compensation level.  The Chairman of the Board and Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

When reviewing named executive officer compensation, the Compensation Committee and the Board review all elements of current and historic compensation for each named executive officer.  The Compensation Committee also makes recommendations to the Board as to all stock grants to the named executive officers made pursuant to the Company's stock incentive plans.

Compensation Philosophy

The Company believes that compensation of its named executive officers should enhance and reinforce the goals of the Company for profitable growth, continuation of a sound overall condition and maintaining shareholder value by attracting and retaining strong talent and providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions.  The Compensation Committee believes that these goals are best supported by:

•	rewarding individuals for outstanding performance and contributions to the Company's success;
•	compensating the Company's named executive officers competitively with similarly situated executive officers; and
•	providing the Company's named executive officers with equity in the Company to encourage such officers to focus on the long-term growth and prospects of the Company.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that the compensation provided to the named executive officers remains competitive relative to the compensation paid to similarly situated executive officers within its peer group while being in the best interests of the Company and its shareholders.

Peer Group

The Compensation Committee reviews the compensation of the Chairman of the Board and Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies that the Company considers to be peer companies.  The Compensation Committee does not benchmark the compensation of the named executive officers to a certain percentage or range of compensation within its peer group, but rather believes that the compensation paid to similarly situated executives should be a point of reference for measurement and not the determinative factor for the Company's named executive officers’ compensation.  Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use.  Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee believes that the peer group of companies listed below is representative of the sector in which the Company operates.  This group includes public bank holding companies with assets between $15 billion and $30 billion as of December 31, 2014.  These companies were chosen because of their similarity in size to the Company, as measured by total assets.

The Company’s peer group for 2016 consisted of the following companies:

• Associated Banc-Corp	• Hancock Holding Company
• Astoria Financial Corporation	• PacWest Bancorp
• BankUnited, Inc.	• PrivateBancorp, Inc.
• BOK Financial Corporation	• Signature Bank
• Commerce Bancshares, Inc.	• Synovus Financial Corp.
• Cullen/Frost Bankers, Inc.	• TCF Financial Corporation
• East West Bancorp, Inc.	• Texas Capital Bancshares, Inc.
• EverBank Financial Corp	• UMB Financial Corporation
• First Horizon National Corporation	• Umpqua Holdings Corporation
• FirstMerit Corporation	• Valley National Bancorp
• F.N.B. Corporation	• Webster Financial Corporation
• Fulton Financial Corporation	• Wintrust Financial Corporation
• IBERIABANK Corporation

During 2016, the Compensation Committee reviewed the base salary, bonus and value of stock and option compensation of similarly situated executive officers at the bank holding companies included in the Company's peer group and considered the performance of its competitors and general economic and market conditions in setting compensation for each named executive officer.

Setting Executive Compensation

In setting the 2016 compensation of each of the named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, annual non-equity-based incentive bonus, long-term equity-based incentive compensation, restricted stock awards, accumulated vested and unvested restricted stock awards, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under any existing employment or other agreements.  In addition, the Compensation Committee reviewed each named executive officer's compensation history and comparative performance information.

Components of Executive Compensation

The principal components of the Company's executive compensation program are:

•	Base salary;
•	Annual incentive bonus program;
•	Long-term equity-based incentive compensation;
•	Discretionary cash bonus;
•	401(k) plan; and
•	Perquisites and other personal benefits.

In connection with the acquisition of American State Financial Corporation and its subsidiary, American State Bank, on July 1, 2012, the Bank agreed to assume the retirement compensation arrangement between American State Bank and Michael Epps as evidenced by the Management Security Plan of American State Bank.  Mr. Epps is the only named executive officer with such an arrangement.  Additional information regarding the Management Security Plan is included in “Pension Benefits” below.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2016 and adjustments were approved by the Board based on the recommendation of the Compensation Committee. Salary adjustments, if any, for the named executive officers generally are effective on May 1 of each year.  For all named executive officers, other than the Chairman of the Board and Chief Executive Officer, the Compensation Committee considered peer group compensation information, tenure of service, scope of the position, including current job responsibilities, the named executive officer's individual performance and contribution to the Company, the recommendation of the Chairman of Board and Chief Executive Officer and such other factors as the Compensation Committee deemed appropriate. The base salary level for the Chairman of the Board and Chief Executive Officer was determined by the Compensation Committee based upon the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deemed appropriate.

The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company's objectives and remains competitive within the peer group identified above. In setting the goals and measuring a named executive officer's performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company's strategic and business goals is assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company's operations to specific business challenges and to reflect changing economic and marketplace conditions.

Incentive Compensation.  The Company’s incentive compensation program for the named executive officers consists of three components:  (1) a formulaic annual incentive bonus program, (2) long-term equity-based incentive awards and (3) discretionary cash bonus awards, each of which is described below.

Annual Incentive Bonus Program

The Company's annual incentive bonus program is designed to help achieve the objectives of the compensation program by rewarding the members of the Company’s executive committee, which consists of the named executive officers and two other executive officers, for the attainment of profitable growth and stable financial and operating conditions.  The annual incentive bonus program provides for cash and short-term equity awards determined pursuant to a formulaic plan based on the Company’s achievement of pre-defined financial performance targets for the applicable year and has no subjective or discretionary component.  After determining that the compensation of the Company’s named executive officers was lower than the average compensation of the named executive officers in its peer group, and that the Company had outperformed its peer group in a number of financial measures, the Compensation Committee decided, and the Board approved, to increase the possible payout to each named executive officer under the annual incentive bonus program.  The annual bonus awarded to the Company's Chairman of the Board and Chief Executive Officer may be an amount up to 200% of his current base salary, an increase from 150% in 2015.  The annual bonus awarded to the Company's Chief Financial Officer and Vice Chairman may be an amount up to 150% of their individual current base salary, an increase from 120% in 2015.  The annual bonus awarded to the Company’s President may be an amount up to 125% of his current base salary, an increase from 100% in 2015.  Each of the three other members of the executive committee, each an Executive Vice President, was eligible for an annual bonus amount of up to 100% of his or her current base salary, an increase from 75% in 2015.  Bonus amounts are paid no later than March 15 of the year following the year in which the annual incentive bonus was earned.

Each year, based on the recommendation of the Compensation Committee, the Board approves the percentage of the annual incentive bonus program to be paid in cash and in restricted stock.  For each of 2016, 2015 and 2014, the annual incentive bonuses were paid approximately 25% in restricted stock and approximately 75% in cash.  Generally, all of the restricted stock and approximately 90% of the cash portion of the annual incentive bonus is paid in December of the year earned and the remaining percentage of the cash portion is paid after the Company’s independent auditors have issued their final report confirming the financial results, but before March 15th.

The target performance goals and the allocation of the total eligible annual incentive bonus amount to each goal are set annually by the Compensation Committee.  For 2016, the performance goals were quantitative in nature and the Compensation Committee determined the 2016 annual incentive bonus based on achievement of those quantitative goals.  In determining the amount of the annual incentive bonus, a target performance goal is established with respect to nine performance indicators.  These indicators consist of total return, increase in earnings per share, increase in deposits, increase in assets, increase in loans, return on average equity, efficiency ratio, increase in dividends and asset quality.  Asset quality is measured by the actual net charge offs as a percentage of average loans for the twelve-month period.  A specific percentage weight of the total eligible bonus is allocated to each of these performance indicators.

In 2016, 15% of the total eligible bonus was allocated to each of total return, increase in earnings per share, efficiency ratio, return on average equity and asset quality, 10% was allocated to increase in dividends and 5% was allocated to each of the remaining performance indicators.  If the Company's performance reaches or exceeds the target goal with respect to a particular indicator, the named executive officer will receive a bonus for such indicator based on the amount by which actual performance exceeded the target goal as set forth below, up to the set percentage of bonus allocated to such performance indicator.

For the 2016 fiscal year, the target goals and calculation factor for each of the nine performance indicators were as follows:

Indicator	Target	Calculation Factor
Total return	8.0%	2% for each 1% above the target
Increase in earnings per share	8.0%	1.5% for each 1% above the target
Increase in deposits	5.0%	1% for each 1% above the target
Increase in assets	5.0%	1% for each 1% above the target
Increase in loans	5.0%	1% for each 1% above the target
Return on average equity	8.0%	2% for each 1% above the target
Efficiency ratio	55.0%	1.5% for each 1% below the target
Increase in dividends	7.0%	2% for each 1% above the target
Asset quality	0.5%	1% for each 0.01% below the target

If the Company's performance is less than the target goal with respect to a particular performance indicator, no incentive compensation is payable for that particular indicator.  For 2016, the annual incentive bonus earned by each eligible named executive officer was 52.7% of the aggregate incentive bonus possible for such named executive officer.

Long-Term Equity-Based Incentive Compensation

In addition to the formulaic annual incentive bonus program, the Company maintains a long-term equity-based incentive compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company.  Under this component of compensation, the Company has granted both restricted stock awards and stock options to officers.  Long-term equity-based awards are discretionary and not granted on a set schedule. In 2016, the Company did not make any long-term equity-based incentive awards to the named executive officers.

As of February 24, 2017, there were 5,000 options outstanding under the Company's stock incentive plans, none of which are held by named executive officers.  During 2016, no stock options were granted and 7,372 shares of restricted stock were awarded to the named executive officers pursuant to the annual incentive bonus program described above.

Discretionary Cash Bonus

The Compensation Committee determines any discretionary cash bonus award for the named executive officers annually based upon the Company’s performance and each officer’s contribution.  The Compensation Committee may also award cash bonuses to other senior officers of the Company and the Bank.

Based upon the recommendation of the independent directors of the Company, the Compensation Committee recommended, and the Board of Directors (other than Messrs. Zalman and Timanus) approved, the award of discretionary cash bonuses to certain senior officers, including the named executive officers, based upon a subjective evaluation of such officer’s performance and contribution during 2016 and the Company’s performance.  As a result of this review and based on the Company’s overall performance, the discretionary bonus amounts paid to the named executive officers in 2016 were the same as those paid in 2015 and 50% of those paid in 2014.

401(k) Plan

The Company does not provide retirement benefits to its named executive officers (except for Mr. Epps under the Management Security Plan assumed in connection with the acquisition of American State Financial Corporation), other than through its contributory profit sharing plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) covering substantially all employees.  Under the 401(k) Plan, the Company may make matching contributions in its discretion.  Currently, the Company matches 50% of an employee's contributions to the 401(k) Plan, including contributions by the named executive officers, up to 15% of compensation, not to exceed the annual IRS contribution limit, excluding catch‑up contributions.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company's executive compensation program.  The named executive officers are eligible to participate in the Company's employee benefits plans, which are generally available to all Company employees.  The Compensation Committee annually reviews the perquisites and other personal benefits provided to the named executive officers and offers such benefits after consideration of the business need.  The primary perquisites provided by the Company include a car or car allowance, club memberships and payment of or an allowance for certain life and long-term disability insurance premiums.

In addition, the Company provides use of a jet aircraft to certain executive officers and directors in connection with their business travel requirements for the Company.  This service is afforded to these individuals to reduce travel time and related disruptions and to provide additional security, thereby increasing their availability, efficiency and productivity.  Infrequently, spouses and guests of certain executive officers and directors may ride along on the Company aircraft when the aircraft is already going to a specific destination for a business reason, which has a nominal incremental cost to the Company. With respect to the travel of such spouse or guest, income is imputed to the executive officer or director for income tax purposes and the individual is not provided a tax reimbursement by the Company.  On rare occasions, the aircraft may be used by the Chairman of the Board and Chief Executive Officer for personal reasons.  With respect to this personal travel, income is imputed to the Chairman of the Board and Chief Executive Officer for income tax purposes and he is not provided a tax reimbursement by the Company.

Tax and Accounting Implications

Stock-Based Compensation.  The Company accounts for stock-based compensation, including options granted pursuant to the 2004 Stock Incentive Plan and restricted stock awards granted pursuant to its 2004 Stock Incentive Plan and 2012 Stock Incentive Plan, in accordance with the requirements of ASC Topic 718.

Deductibility of Executive Compensation.  Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based.  Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company's compensation programs.  The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility.  The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Nonqualified Deferred Compensation.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code (“Section 409A”), and such benefits do not comply with Section 409A, then the benefits are taxable in the first year in which they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional tax of 20% of the benefit includible in income.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid, earned or accrued by the Company to or on behalf of the Company's Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company determined as of December 31, 2016 (the “named executive officers”) for the last three fiscal years ended December 31, 2016:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2016

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation(4)	Total
David Zalman	2016	$905,960	(5)	$400,000	$233,213	$699,677	—		$91,338	$2,330,188
Chairman of the Board and Chief Executive Officer	2015	888,733	(5)	400,000	1,765,182	412,283	—		86,098	3,552,296
	2014	851,567	(5)	800,000	231,571	703,286	—		139,953	2,726,377

David Hollaway	2016	449,616		200,000	89,510	268,555	—		14,609	1,022,290
Chief Financial Officer and Executive Vice President	2015	440,800		200,000	871,631	168,776	—		15,596	1,696,803
	2014	425,000		400,000	94,776	287,933	—		16,946	1,224,655

H. E. Timanus, Jr.	2016	477,016	(5)	200,000	89,510	268,555	—		28,313	1,063,394
Vice Chairman of the Board	2015	468,200	(5)	200,000	871,631	168,776	—		27,248	1,735,855
	2014	452,400	(5)	400,000	94,776	287,933	—		24,447	1,259,556

Edward Z. Safady(6)	2016	447,280	(7)	200,000	71,636	214,848	—		18,345	952,109
President	2015	429,266	(7)	200,000	286,276	135,069	—		21,815	1,072,426

Michael Epps	2016	341,088		150,000	45,293	135,797	57,412	(8)	92,042	821,632
Executive Vice President	2015	334,400		150,000	516,699	80,056	86,105	(8)	92,738	1,259,998
	2014	327,625		300,000	44,952	136,520	86,105	(8)	104,677	999,879

(1)

For each year shown, the Company awarded discretionary cash bonuses to the named executive officers for their efforts during those years in recognition of the Company’s performance and continued sound asset quality.

(2)

Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company's 2012 Stock Incentive Plan in the fiscal years shown, which was computed in accordance with ASC Topic 718.  For 2016 and 2014, the amount shown was awarded on December 31 of the year indicated as payment of approximately 25% of the total annual incentive bonuses awarded to the named executive officer.

(a)

For 2015, Mr. Zalman received a restricted stock award of 30,000 shares on January 2, 2015.  Of the amount shown, $121,182 was awarded on December 31, 2015 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.

(b)

For 2015, Messrs. Hollaway and Timanus each received a restricted stock award of 15,000 shares on January 2, 2015.  Of the amount shown, $49,631 was awarded on December 31, 2015 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.

(c)

For 2015, Mr. Safady received a restricted stock award of 4,500 shares on January 2, 2015.  Of the amount shown, $39,676 was awarded on December 31, 2015 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.

(d)

For 2015, Mr. Epps received a restricted stock award of 9,000 shares on January 2, 2015.  Of the amount shown, $23,499 was awarded on December 31, 2015 as payment of approximately 25% of the total annual incentive bonus awarded to the named executive officer.

(3)

The amounts in this column represent approximately 75% of the total annual incentive bonus awarded to the named executive officer.  The remainder of the annual incentive bonus was paid to such officer in the form of restricted stock rather than cash, as shown in the “Stock Awards” column.  For 2016 and 2015, approximately 90% of the cash portion of the amount was paid in December of the year in which it was awarded and the remaining percentage was paid on or before March 15th of the following year.  For 2014, approximately 95% of the cash portion of the amount was paid in December of 2014 and the remaining percentage was paid on or before March 15, 2015.

(4)	The amounts in this column represent the aggregate incremental cost to the Company of all perquisites and personal benefits provided to the named executive officers as follows:
(a)

For Mr. Zalman, the 2016 amount includes club membership dues of $1,659, Company matching contributions under the 401(k) Plan of $9,000, personal use of automobiles of $13,779, personal use of aircraft of $48,176 (the aggregate incremental cost to the Company), premiums paid on a life insurance policy of $18,370 and an allowance of $354 for premiums paid on a long-term disability insurance policy.  The aggregate incremental cost to the Company for personal use of the Company aircraft is based on the following variable costs incurred as a result of personal flight activity: a pro rata portion of ongoing maintenance and fuel costs, co-pilot fees and any travel expenses for the pilots. It excludes non-variable costs, such as hangar rental, insurance and aircraft management services, which would have been incurred regardless of whether there was any personal use. Aggregate incremental cost, if any, of travel by the executive’s family or other guests when accompanying the executive is also included.

(b)

For Mr. Hollaway, the 2016 amount includes an allowance of $3,600 for club memberships, Company matching contributions under the 401(k) Plan of $9,000, personal use of an automobile of $1,655 and an allowance of $354 for premiums paid on a long-term disability insurance policy.

(c)

For Mr. Timanus, the 2016 amount includes club membership dues of $10,767, a social allowance of $3,840, Company matching contributions under the 401(k) Plan of $9,000, personal use of an automobile of $4,219 and premiums paid on a long-term disability insurance policy of $487.

(d)

For Mr. Safady, the 2016 amount includes club membership dues of $3,165, Company matching contributions under the 401(k) Plan of $9,000, personal use of an automobile of $2,016, premiums paid on a life insurance policy of $3,810 and an allowance of $354 for premiums paid on a long-term disability insurance policy.

(e)

For Mr. Epps, the 2016 amount includes an allowance of $6,900 for club memberships, Company matching contributions under the 401(k) Plan of $9,000, personal use of an automobile of $788, a non-compete and non-solicitation payment of $75,000 and premiums paid on a long-term disability insurance policy of $354.

(5)	Includes $15,600 in fees paid for service as a director of the Bank and $11,800 in fees paid for service as a director of the Company in each of 2016, 2015 and 2014.
(6)	Mr. Safady was not a named executive officer of the Company in 2014.
(7)	Includes $15,600 in fees paid for service as a director of the Bank in each of 2016 and 2015.
(8)	Reflects the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the American State Bank Management Security Plan.

Grant of Plan-Based Awards

The following table contains information concerning each award made to each eligible named executive officer under any non-equity plan during the fiscal year ended December 31, 2016:

Grant of Plan-Based Awards for the Fiscal Year Ended December 31, 2016

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Target(1)	Maximum(2)
David Zalman	$932,890	$1,768,680
David Hollaway	358,065	678,861
H.E. Timanus, Jr.	358,065	678,861
Edward Z. Safady	286,484	543,150
Michael Epps	181,090	343,332

(1)

The amount listed in the Target column represents the amount of the annual incentive bonus earned by each of the named executive officers in 2016.  This amount is the sum of the amount attributable to the annual incentive bonus and included in the “Stock Awards” column and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table included above.  Approximately 90% of the cash portion of the 2016 amounts was paid in December 2016 and the remaining percentage was paid on or before March 15, 2017.  There were no thresholds included under the Company's annual incentive bonus program.

(2)

Represents the possible incentive bonus the named executive officers were eligible to receive pursuant to the Company's annual incentive bonus program based upon certain performance targets of the Company.  The plan is discussed in greater detail in the above section titled “Annual Incentive Bonus Program.”  The dollar amount of the award has been determined and is listed in the Target column.

Outstanding Equity and Stock Awards

The following table contains information concerning the outstanding restricted stock awards for each named executive officer as of December 31, 2016.  As of December 31, 2016, no named executive officer had unexercised stock options.

Outstanding Stock Awards as of December 31, 2016

Name	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
David Zalman	1,395	(2)	$100,133
	1,688	(3)	121,165
	3,249	(4)	233,213
	30,000	(5)	2,153,400

David Hollaway	571	(2)	40,986
	692	(3)	49,672
	1,247	(4)	89,510
	15,000	(5)	1,076,700

H.E. Timanus, Jr.	571	(2)	40,986
	692	(3)	49,672
	1,247	(4)	89,510
	15,000	(5)	1,076,700

Edward Z. Safady	553	(3)	39,694
	998	(4)	71,636
	4,500	(5)	323,010

Michael Epps	271	(2)	19,452
	328	(3)	23,544
	631	(4)	45,293
	9,000	(5)	646,020

(1)	Based on the closing price of $71.78 per share of the Company's Common Stock on the New York Stock Exchange on December 30, 2016.
(2)	These shares of restricted stock vested on February 15, 2017.
(3)	One-half of these shares of restricted stock vested on February 15, 2017 and the remaining one-half will vest on February 15, 2018.
(4)

One-third of these shares of restricted stock vested on February 15, 2017.  One-third of these shares of restricted stock will vest on February 15, 2018 and the remaining one-third will vest on February 15, 2019.

(5)	These shares of restricted stock will vest on January 15, 2018.

Stock Vested

The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2016 for each named executive officer.  No named executive officer exercised options during 2016.

Stock Vested for the Fiscal Year Ended December 31, 2016

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
David Zalman	3,272	$138,078
David Hollaway	1,350	56,970
H.E. Timanus, Jr.	1,332	56,210
Edward Z. Safady	276	11,647
Michael Epps	434	18,315

(1)

Calculated by multiplying the closing price of the Company’s Common Stock on the New York Stock Exchange on the trading day immediately prior to vesting by the number of shares of restricted stock acquired upon vesting.

Pension Benefits

The following table provides information concerning the present value of accumulated benefits payable to Mr. Epps and the number of years of service credited to him under his Management Security Plan.  No other named executive officer has such an agreement.

Pension Benefits for the Fiscal Year Ended December 31, 2016

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Michael Epps	Management Security Plan	22.0	$1,156,312	—

(1)	Mr. Epps was given full credit for his years of service as an executive at American State Bank.
(2)

Reflects the amount of Mr. Epps’ accumulated benefit under the Management Security Plan, for the period from June 15, 1994, the effective date of the Management Security Plan for Mr. Epps, through December 31, 2016. The vested benefit accruals are calculated based upon retirement on September 1, 2016, at the normal retirement age as defined in the Management Security Plan, and a life expectancy of 80 years and were calculated using a constant discounted rate.

The Management Security Plan was established by American State Bank to be administered as an unfunded pension benefit plan. The Management Security Plan was originally effective on June 15, 1994 and provided that if Mr. Epps remains employed by American State Bank or a successor through September 1, 2016 and retires on or after such date, he will be entitled to a monthly payment beginning on the first of the month following his retirement in an amount equal to $3,333.33 for life, with a minimum of 180 monthly payments to be made if he should die prior to the 180th payment. The Management Security Plan was amended effective January 1, 2006 to increase the monthly amount to $8,333.33 for Mr. Epps.  The Management Security Plan also provides that in the event of Mr. Epps’ death subsequent to the commencement of his monthly payments, the remainder of the minimum 180 monthly payments will be made to his beneficiary.  The Company has bank-owned life insurance policies on Mr. Epps with an aggregate death benefit to the Company of approximately $1.5 million, which are expected to reimburse the Company for the estimated cumulative benefits to be paid to Mr. Epps under the Management Security Plan.

Since Mr. Epps has chosen to continue his service to the Company after his normal retirement date of September 1, 2016, he will be entitled to a monthly payment of $8,333.33 for life beginning on the date of retirement, with a minimum of 180 monthly payments to be made if he should die prior to the 180th payment.

Information about payments due upon termination after a change of control (as defined in the Management Security Plan) is included below.

Potential Payments Upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among the named executive officers, may result in the departure or distraction of the named executive officers to the Company's detriment and that of its shareholders. Accordingly, the Company's Board has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company's Chairman and Chief Executive Officer, Chief Financial Officer and Vice Chairman to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into employment agreements with each of David Zalman, David Hollaway and H.E. Timanus, Jr.

Upon the recommendation of the Compensation Committee, on December 31, 2008, the Company entered into amended and restated employment agreements with each of Messrs. Zalman, Hollaway and Timanus.  The agreements were amended in part to (1) provide for a lump sum payment of three times such executive officer's base salary upon a change in control (as defined in the employment agreement) whether or not there has been a termination of employment, (2) modify the definition of change in control in accordance with Section 409A and (3) implement certain other changes required to ensure continuing compliance with Section 409A.

In addition, in February 2012, the Company, upon recommendation of the Compensation Committee, entered into an amendment to the amended and restated employment agreement with Mr. Timanus.  The amendment removed the age restriction related to extensions of the term of his employment agreement, specifically with respect to the extension of the agreement beyond the year in which Mr. Timanus turns 67 years of age.

Historically, the Bank has entered into employment agreements with certain of the executive officers of a target financial institution, which then became effective upon the completion of the acquisition.  In connection with the acquisition of Liberty Bancshares, Inc. on August 1, 2004, the Bank entered into an employment agreement with Edward Z. Safady.  The employment agreement with Mr. Safady was for an initial term of one year and is automatically extended for an additional month each month thereafter, unless terminated in accordance with its terms.  In connection with the acquisition of American State Financial Corporation on July 1, 2012, the Bank entered into an employment agreement with Michael Epps.  The employment agreement with Mr. Epps was for an initial term of three years and is automatically extended for an additional month each month thereafter, unless terminated in accordance with its terms.

Change in Control Provisions in Employment Agreements

The employment agreements with Mr. Zalman and Timanus were each for a term of three years and are automatically extended for an additional year each year thereafter, unless terminated in accordance with its terms.  Mr. Hollaway's employment agreement was for a term of three years and provides for an automatic extension for successive three-year periods thereafter, unless terminated in accordance with its terms.  The employment agreements with Messrs. Zalman and Hollaway each provide that the term shall not extend beyond the year in which Messrs. Zalman or Hollaway, as the case may be, turns 67 years of age.

The employment agreements with Messrs. Zalman, Hollaway and Timanus provide that upon a change in control (as defined in the employment agreements), regardless of whether there has been a termination of employment, the executive will be entitled to receive from the Company a lump sum cash payment equal to three times such executive's base salary then in effect.  The change in control payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements.  The employment agreements do not contain post-employment non-compete restrictions.  Each of Messrs. Zalman, Hollaway and Timanus has the power to terminate his employment with the Company on 30 days prior written notice.

The employment agreements with Messrs. Safady and Epps do not provide for any payments upon a change of control.

Change in Control Provisions in Equity Plans and Agreements

None of the named executive officers holds stock options under the Company's 2004 Stock Incentive Plan.  No performance awards, phantom stock or stock appreciation rights have been granted under any Incentive Plan, as defined below.  Further, restricted stock awards have only been granted pursuant to the 2004 Stock Incentive Plan and the 2012 Stock Incentive Plan.

Under the Company's 2004 Stock Incentive Plan and 2012 Stock Incentive Plan (collectively, the “Incentive Plans”) in the event of a change in control (as defined in each respective Incentive Plan), all outstanding awards will immediately become vested and exercisable or satisfiable, as applicable.  The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding restricted stock award and option upon the occurrence of a change in control.  Under the Incentive Plans, if a change in control occurs, the Compensation Committee may determine that a restricted stock award, SAR, performance award or phantom stock award will terminate within a specified number of days, and the holders of such awards will receive an amount of cash per share subject to such award equal to the excess, if any, of the per share price offered to shareholders in such change in control or the fair market value per share of the shares into which the awards are exercisable, as determined by the Compensation Committee (the “change in control value”), over the exercise price.

With respect to options granted pursuant to the Incentive Plans, in the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Payment upon Change in Control

The table below reflects the amount of compensation payable to each of the Company's named executive officers in the event of a change in control.  Upon a change in control, all outstanding stock options and restricted stock granted to each of the named executive officers pursuant to the Incentive Plans will become vested and immediately exercisable.  The amounts shown below assume that a change in control occurred on December 30, 2016 (the last trading day of the year) and assume a price per share of the Common Stock equal to $71.78 based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 2016.  These amounts are estimates of the amounts that would have been paid to the named executive officer upon a change in control as of that date under the specified circumstances.  The actual amounts to be paid can only be determined at the time of such change in control.

Name	Salary		Acceleration and Continuation of Equity Awards(1)	Total Change in Control Benefits
David Zalman(2)	$2,653,020	(3)	$2,607,911	$5,260,931
David Hollaway(2)	1,357,722	(3)	1,256,868	2,614,590
H.E. Timanus, Jr.(2)	1,357,722	(3)	1,256,868	2,614,590
Edward Z. Safady	—		434,341	434,341
Michael Epps	—		734,309	734,309

(1)

Reflects the value of any unvested shares of restricted stock that would vest and become freely tradable based on the closing price of $71.78 per share of the Company’s Common Stock on the New York Stock Exchange on December 30, 2016.  None of the named executive officers has options that would be accelerated upon a change in control.

(2)

The payments to be made under the employment agreements to this named executive officer are subject to a limitation that the total amount of all payments to the named executive officer that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreement.

(3)	In connection with payments to be made pursuant to the employment agreements, this number reflects an amount equal to three times such executive’s annual base salary as of December 31, 2016.

Change in Control Provisions in Management Security Plan

Under the Management Security Plan, if there is a change in control (as defined in such plan) and (1) the Management Security Plan, (2) Mr. Epps’ participation in such plan or (3) Mr. Epps’ employment is terminated within five years of such change in control, then Mr. Epps is entitled to full benefits under the Management Security Plan, except that the monthly payments will begin on the earliest of the date of termination of (a) the Management Security Plan, (b) Mr. Epps’ participation in such plan or (c) Mr. Epps’ employment.  The monthly payments will be for the life of Mr. Epps, with a minimum of 180 monthly payments to be made if he should die prior to the 180th payment.

Termination Provisions in Employment Agreements

Without Cause or for Good Reason.  If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company without cause (as defined in the employment agreements) or terminates his employment for good reason (as defined in the employment agreements), such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer's base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any compensation previously deferred and not yet paid by the Company, (4) any accrued but unpaid vacation pay, (5) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (6) an amount equal to three times such executive officer's base salary then in effect, but only if such executive officer has not received a payment for a change in control.

If Mr. Safady is terminated by the Bank without cause (as defined in his employment agreement), or due to death or disability or he terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any unpaid bonus that would accrue through the term of the agreement, (3) any accrued but unpaid vacation pay and (4) reimbursement for incurred business expenses that remain unpaid as of the date of termination. In addition, the Bank agreed to pay all premiums for continued participation in medical and dental plans, car allowance and cell phone allowance for the term of the agreement.  As a result of his termination of employment, Mr. Safady would be subject to a two-year non-solicitation period and a one-year non-compete period, for which he would receive a $150,000 lump sum payment.

Without Cause.  If Mr. Hollaway is terminated by the Company without cause (as defined in his employment agreement), he will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by him through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three times his base salary then in effect, but only if he has not received a payment for a change in control.

If Mr. Epps is terminated by the Bank without cause (as defined in his employment agreement), he will be entitled to receive from the Bank any unpaid portion of his base salary, allowances and reimbursements through the date of termination, and, upon execution of a release of the Bank, a lump sum cash payment equal to the aggregate of (1) base salary for the remaining portion of the initial term of the agreement which expired on July 1, 2015, (2) any bonus for the remaining portion of the initial term of the agreement, and (3) any remaining non-compete payments.  Under the agreement, Mr. Epps is entitled to non-compete payments of $37,500 paid on each June 30th and December 31st until June 30, 2017. Further, if his employment is terminated by the Bank without cause, Mr. Epps will be subject to non-compete and non-solicitation provisions until July 1, 2017.

With Cause or without Good Reason.  If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company for cause or if Mr. Zalman or Mr. Timanus, as the case may be, terminates his employment without good reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate amount of (1) any unpaid portion of such executive officer's base salary then in effect through the date of termination, (2) any compensation previously deferred by such executive officer and not yet paid by the Company, (3) any accrued but unpaid vacation pay and (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

If Mr. Safady’s employment is terminated by the Bank for cause or he terminates his employment without good reason, he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of any unpaid portion of his base salary, allowances and reimbursements through the date of termination.  In addition, as a result of his termination of employment, Mr. Safady would be subject to a two-year non-solicitation period and a one-year non-compete period, for which he would receive a $150,000 lump sum payment.

With Cause.  If Mr. Hollaway is terminated by the Company for cause or if Mr. Hollaway terminates his employment for any reason, he will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by him through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

If Mr. Epps is terminated by the Bank for cause or if Mr. Epps terminates his employment for any reason, he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of any unpaid portion of his base salary, allowances and reimbursements through the date of termination.  In addition, if his employment is terminated by the Bank for cause or at the election of Mr. Epps, he will be subject to non-compete and non-solicitation provisions until July 1, 2017.

Upon Death or Disability.  If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company by reason of death or disability, such executive officer (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer's base salary then in effect through the date of death or disability, (2) any compensation previously deferred and not yet paid by the Company, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three times such executive officer's base salary then in effect, but only if such executive officer has not received a payment for a change in control.

If Mr. Hollaway is terminated by the Company by reason of death or disability, he (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer's base salary then in effect through the date of death or disability, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

If Mr. Safady is terminated by the Bank by reason of death or disability, he will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any unpaid bonus that would accrue through the term of the agreement, (3) any accrued but unpaid vacation pay and (4) reimbursement for incurred business expenses that remain unpaid as of the date of termination. In addition, the Bank agreed to pay all premiums for continued participation in medical and dental plans, car allowance and cell phone allowance for the term of the agreement.  In addition, if his employment is terminated by the Bank for disability, Mr. Safady would be subject to a two-year non-solicitation period and a one-year non-compete period, for which he would receive a $150,000 lump sum payment.

If Mr. Epps is terminated by the Bank by reason of death or disability, his legal representative will be entitled to receive from the Bank a lump sum cash payment equal to the aggregate of any unpaid portion of his base salary, allowances and reimbursements through the date of termination.  In addition, if his employment is terminated by the Bank for disability, Mr. Epps will be subject to non-compete and non-solicitation provisions until July 1, 2017.

Termination Provisions in Management Security Plan

Upon the termination of Mr. Epps’s employment with the Company, under the Management Security Plan, he is entitled to a monthly payment of $8,333.33 for life beginning on the date of termination, with a minimum of 180 monthly payments to be made if he should die prior to the 180th payment.

Termination Provisions in Incentive Plans and Agreements

For all restricted stock awards granted under the Incentive Plans, the individual award agreements between the Company and the awardee provide that if an awardee ceases to be a director, officer or employee of the Company or the Bank, as the case may be, for any reason other than as a result of death or disability, the restricted shares subject to the award will be forfeit.  If the awardee’s service to the Company or the Bank is terminated because of death or disability, to the extent the restricted shares are subject to forfeiture restrictions on the date of such termination, the forfeiture restrictions will lapse.

Compensation Committee Interlocks and Insider Participation

During 2016, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company's Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company's Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee, which included Leah Henderson, Ned S. Holmes and Harrison Stafford II, (a) was an officer or employee of the Company or any of its subsidiaries in 2016, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Related Party Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Leah Henderson (Chairman)

Ned S. Holmes

Harrison Stafford II

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company's Board, the Company's Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the New York Stock Exchange and in Section 10A of the Exchange Act and that each of Ned S. Holmes, Jack Lord and Harrison Stafford II has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company's audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm, Deloitte & Touche LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Deloitte & Touche LLP and the Company's internal audit staff, with and without management present, to discuss the results of their audits, management's assessment of the Company's internal control over financial reporting, Deloitte & Touche LLP's opinion regarding the effectiveness of the Company's internal control over financial reporting as of December 31, 2016, and the overall quality of the Company's financial reporting. The Audit Committee also reviewed Management's Report on Internal Control Over Financial Reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC, as well as Deloitte & Touche LLP's Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (1) the Company's consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

The Audit Committee discussed with Deloitte & Touche LLP the matters that are required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP did not provide any prohibited non-audit services to the Company and its affiliates, which is compatible with maintaining Deloitte & Touche LLP's independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee approved the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Deloitte & Touche LLP and the Board concurred in such recommendation.

The Audit Committee

Harrison Stafford II (Chairman)

Jack Lord

Ned S. Holmes

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by Deloitte & Touche LLP:

	2016	2015
Audit fees(1)	$1,005,625	$994,765
Audit-related fees(2)	54,060	55,260
Tax fees	—	—
All other fees	—	—

(1)

Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company's consolidated financial statements, assistance with securities filings other than periodic reports and the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)

Consists of fees billed for professional services rendered in connection with the audit of the Company’s consolidated financial statements and the Company’s participation in the U.S. Department of Housing and Urban Development (HUD) program in accordance with Governmental Auditing Standards and the HUD Handbook.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company's independent registered public accounting firm.  Pre-approval of such services is required unless a “de minimus” exception is met.  To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.  All fees in the table above were approved in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Nominating and Corporate Governance Committee, or the Chairman of the Nominating and Corporate Governance Committee, acting as its authorized delegate, reviews all transactions with any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee, executive officer, beneficial owner of more than 5% of any class of the Company's voting securities or any immediate family member(s) of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has more than a 5% beneficial ownership interest (each a “related party”) for potential conflicts of interest.  Any related party transaction is reported to the legal department and may be consummated or may continue only if the Nominating and Corporate Governance Committee, or its Chairman, approves or ratifies such transaction.  The Nominating and Corporate Governance Committee, or its Chairman, must consider all of the relevant factors, including the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties or to employees generally; and whether the related party transaction is, overall, in or not inconsistent with the best interests of the Company.

Many of the directors and executive officers of the Company and the Bank and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank.  During 2016, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features.  Loans to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company satisfy the foregoing standards.  As of December 31, 2016, all of such loans aggregated $4.5 million, which was approximately 0.26% of the Company's Tier 1 capital at such date.  The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and certain significant shareholders of the Company and their associates in the future.

The spouse of Leah Henderson, a director of the Company, performs certain consulting services for the Bank, on behalf of HPS, LLC, in connection with the procurement and management of the Bank’s medical plans. The aggregate amount paid by the bank indirectly to Mr. Henderson and his associates in 2016 was approximately $200,000.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of February 24, 2017, by (1) directors, director nominees and executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors, director nominees and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Principal Shareholders
BlackRock, Inc.	7,015,218	(2)	10.10%
The Vanguard Group, Inc.	5,685,188	(3)	8.18%
T. Rowe Price Associates, Inc.	3,760,664	(4)	5.41%

Directors and Executive Officers
James A. Bouligny	325,112	(5)	*
W.R. Collier	245,189	(6)	*
Michael Epps	110,934		*
Leah Henderson	16,407	(7)	*
Randy Hester	177,344	(8)	*
David Hollaway	162,331	(9)	*
Ned S. Holmes	434,975	(10)	*
Jack Lord	22,000		*
William T. Luedke IV	11,684		*
Perry Mueller, Jr., D.D.S.	224,930	(11)	*
Charlotte M. Rasche	21,036	(12)	*
Edward Safady	98,776	(13)	*
Harrison Stafford II	293,206	(14)	*
Robert Steelhammer	161,620	(15)	*
H. E. Timanus, Jr.	377,780	(16)	*
David Zalman	739,161	(17)	1.06%
Directors, Director Nominees and Executive Officers as a Group (16 persons)	3,422,485		4.93%

*	Indicates ownership which does not exceed 1.0%.
(1)

The percentage beneficially owned was calculated based on 69,478,062 shares of Common Stock outstanding as of February 24, 2017. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)

The address for the shareholder is 55 East 52nd Street, New York, NY 10055. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on January 9, 2017 by BlackRock, Inc.  Includes shares held by each of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; and BlackRock Life Limited.  Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock. BlackRock Advisors beneficially owns more than 5% of the Company's total outstanding common shares.

(3)

The address for the shareholder is 100 Vanguard Blvd., Malvern, PA 19355. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with SEC on February 13, 2017 by The Vanguard Group, Inc. Includes shares beneficially owned by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(4)

The address for the shareholder is 100 E. Pratt Street, Baltimore, MD 21202. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with SEC on February 7, 2017 by T. Rowe Price Associates, Inc. Various persons have the right to receive dividends paid with respect to, or the proceeds from the sale of, the Common Stock. No one person's interest in the Common Stock is more than 5% of the Company's total outstanding common shares.

(5)	Of the shares beneficially owned by Mr. Bouligny, 57,168 shares are pledged as collateral.
(6)

Includes 23,664 shares held by The Collier Foundation, for which Mr. Collier serves as President, 2,927 shares held by Mr. Collier as Trustee of the Separate Trust for R.G. Collier as Established by the Robert F. Collier Asset Trust Agreement, 470 shares held by Caprock Acres, Inc., for which Mr. Collier serves as President, 3,947 shares held by Mr. Collier’s spouse and 811 shares held by an individual retirement account for Mr. Collier’s spouse.

(7)

Includes 10,038 shares held of record in the Leah Boomer Huffmeister Henderson Trust, over which Ms. Henderson has voting power, and 5,369 shares held by the Kellie Huffmeister Trust, of which Ms. Henderson is the trustee.

(8)	Includes 48,197 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hester and 21,574 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hester's spouse.
(9)	Includes 2,774 shares held of record by the Company's 401(k) Plan as custodian for Mr. Hollaway's spouse and 1,800 shares of stock held of record by Mr. Hollaway's spouse.
(10)

Includes 2,000 shares held of record by Mr. Holmes’ spouse, 70,070 shares held of record by HF Properties, Ltd. of which Mr. Holmes is managing partner, 112,160 shares held of record by the Ned S. Holmes Profit Sharing Plan, 3,720 shares held by an exempt trust, of which Mr. Holmes is the trustee, 27,500 shares held of record by a trust for the benefit of Mr. Holmes' daughter, of which Mr. Holmes is trustee, 48,500 shares held of record by a trust for the benefit of Mr. Holmes' daughter, of which Mr. Holmes is trustee and 8,820 shares held of record by the Downie 1998 Children's Trust, of which Mr. Holmes is trustee.

(11)

Includes 148,104 shares held of record by an IRA account, 67,826 shares held of record in a special trust, of which Dr. Mueller is the trustee, and 3,400 shares held of record by Dr. Mueller's wife. Dr. Mueller expressly disclaims beneficial ownership of the 3,400 shares held of record by his spouse.

(12)	Includes 3,080 shares held of record by the Company’s 401(k) Plan as custodian for Ms. Rasche.
(13)

Includes 4,543 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Safady, 87,906 shares held of record by Edward Safady, LTD, with which Mr. Safady is associated. Of the shares beneficially owned by Mr. Safady, 1,210 shares are pledged as collateral.

(14)

Includes 186,106 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner, 5,706 shares held of record by Dixie II Investments Ltd., of which Mr. Stafford is general partner, and 3,200 shares held of record by Mr. Stafford’s wife. Of the shares beneficially owned by Mr. Stafford, 56,800 shares are pledged as collateral.

(15)

Includes 820 shares held of record by the Steelhammer & Miller, P.C. 401(k) plan for the benefit of Mr. Steelhammer. Of the shares beneficially owned by Mr. Steelhammer, 159,000 shares are pledged as collateral.

(16)	Includes 256,260 shares held of record by Dooley Investments, Ltd., of which Mr. Timanus and his wife are the general partners.
(17)

Includes 16,904 shares held of record by Mr. Zalman as custodian for his children and 200,000 shares held of record by the David and Vicki Jo Zalman 2006 Children’s Trust, of which Daniel Zalman, Mr. Zalman’s brother, serves as trustee. Mr. Zalman disclaims beneficial ownership of the shares held in the Children’s Trust and including them in this table is not an admission that Mr. Zalman is the beneficial owner of these shares for any purpose.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC.  Such persons are required by the SEC's regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company's review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with during the year ended December 31, 2016, except that one report on Form 4, for the purchase of Common Stock by Edward Safady in his 401(k) plan, was filed late.

ITEM 2.

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As required by the charter of the Audit Committee, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017.  Deloitte & Touche LLP has served as the Company's independent registered public accounting firm continuously for over ten years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP.  The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.  Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2017 fiscal year is not required by the Company's Bylaws, state law or otherwise.  However, the Board is submitting the appointment of Deloitte & Touche LLP to the Company's shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2017 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters — Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 25 – 34, which provide detailed information on the compensation of the Company's named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote, commonly referred to as a “Say-On-Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2018 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a‑8 of the Exchange Act to be presented at the Company's 2018 Annual Meeting of Shareholders and included in the Company's proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices no later than November 14, 2017.  Shareholder proposals should be submitted to the Secretary of the Company at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

In addition, the Company's Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.  For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company's offices not less than 120 days in advance of the first anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.  Such notice to the Company must also provide certain information set forth in the Company's Bylaws.  A copy of the Company's Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, to any shareholder upon written request to Investor Relations, Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the year ended December 31, 2016, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting.  However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting.  Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

David Zalman
Chairman of the Board

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2 and 3 unless otherwise indicated.

1.

ELECTION of three (3) Class I directors to serve on the Board of Directors of the Company until the Company’s 2020 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.

+

	For	Withhold		For	Withhold		For	Withhold

01 – William T. Luedke IV	☐	☐	02 – Perry Mueller, Jr., D.D.S.	☐	☐	03 – Harrison Stafford II	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017.	☐	☐	☐	3.	ADVISORY APPROVAL OF THE COMPENSATION of the Company’s named executive officers (“Say-On-Pay”).	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PROSPERITY Bancshares, INC.® IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C 1234567890 J N T 1 U P X 3 1 4 5 7 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02JNBA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Prosperity Bancshares Inc.®

Proxy — Prosperity Bancshares, Inc.

2017 Annual Meeting of Shareholders to be held on Tuesday, April 18, 2017

This Proxy is Solicited on Behalf of the Board of Directors.

The 2017 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 18, 2017, beginning at 10:00 a.m. (local time).  The undersigned hereby acknowledges receipt of the related Notice of 2017 Annual Meeting of Shareholders and Proxy Statement dated March 14, 2017 accompanying this proxy.

The undersigned shareholder hereby appoints David Zalman and H.E. Timanus, Jr., and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2017 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein.  If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein, (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017 and (3) FOR the non-binding proposal to approve the compensation of the Company’s named executive officers.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2 and 3 unless otherwise indicated.

(Items to be voted appear on reverse side.)